EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
October 17, 2007	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports September 30, 2007 Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter ended September 30, 2007, the third quarter of its fiscal year ending December 31, 2007, and its unaudited earnings for the nine months ended September 30, 2007.

Net income for the quarter ended September 30, 2007 was $4,258,258 compared to net income of $4,317,013 earned in the quarter ended September 30, 2006. Diluted earnings per share were $0.42 per share for the quarter ended September 30, 2007 and $0.43 per share for the quarter ended September 30, 2006.

Net income for the nine months ended September 30, 2007 was $12,867,342 compared to net income of $12,827,219 earned in the nine months ended September 30, 2006. Diluted earnings per share were $1.28 per share for the nine months ended September 30, 2007 and $1.29 per share for the nine months ended September 30, 2006.

Tom Vann, President and Chief Executive Officer of the Company, stated, “The relatively flat yield curve between short-term and long-term interest rates, combined with the Federal Reserve Bank’s rate cut and intense competition provided a challenging interest margin environment during the current quarter. Looking forward to the fourth quarter and to next year, we are cautiously optimistic as intense competition and pricing pressures continue on both deposits and loans, and will continue to challenge asset and liability and interest rate risk management. Although we are pleased with our current quarter and year-to-date performance, we do anticipate some volatility ahead.

Total assets of the Company were $907.9 million at September 30, 2007 and $910.5 million at December 31, 2006. The net loan and leases receivable portfolio grew at an annualized rate of 8.2% to $760.7 million at September 30, 2007, from $745.4 million at the preceding quarter end. Earning assets were 93.6% of total assets at September 30, 2007 versus 94.1% of total assets at June 30, 2007. The yield on earning assets improved to 8.3% for the September 2007 quarter from 8.2% for the June 2007 quarter.

Nonperforming loans totaled $8.3 million at September 30, 2007 versus $2.0 million at June 30, 2007. The increase in nonperforming loans for the third quarter of 2007 resulted primarily from the delinquency of three commercial borrowers (residential and commercial real estate developers), with total exposure of $5.7 million at September 30, 2007. The largest single nonperforming loan totaling approximately $3.0 million is involved in a legal dispute with the co-owners of a company. One co-owner has filed a complaint seeking to have the court dissolve the company. A foreclosure hearing has been scheduled in the 2007 fourth quarter and if the obligation is not satisfied, the property will be placed in foreclosure. The Bank believes its security position in this nonperforming loan is well protected based on the appraised fair market value of the underlying property in comparison to the outstanding loan amount. As a result of the increase in nonperforming loans, the Bank’s unrecognized interest increased to $370,000 at September 30, 2007 from $95,000 at June 30, 2007.

The Bank is also managing its other real estate owned of approximately $1.5 million to resolve these properties and believes the carrying values are representative of the fair market values, although there can be no assurances that the ultimate sale proceeds will be equal to or greater than the carrying values.

The Bank maintains allowances for loan and lease losses and for unfunded loan commitments, based upon an evaluation of inherent risk and estimates of probable credit losses within the loan and lease portfolio. The Bank recorded $100,000 and $150,000 of provisions for credit losses during the quarters ended September 30, 2007 and 2006, respectively. At September 30, 2007, the Bank had $8.4 million of general allowances, $857,000 of specific allowances and $726,000 for unfunded commitments, totaling $10.0 million, or 1.3% of total loans outstanding, which management considers adequate to absorb probable losses on loans, leases and unfunded commitments.

Total deposits and borrowings declined to $799.4 million at September 30, 2007 from $806.1 million at June 30, 2007. During the September 2007 quarter, certain higher costing deposits matured and we effectively managed our funding cost amid intense competition by replacing those deposit maturities with lower costing borrowings and with funds held in short-term low yielding overnight investments. Our cost of funds was 3.60% for both the quarter ended September 30, 2007 and June 30, 2007, respectively. In conjunction with the improved yield on earning assets, our net interest spread increased to 4.7% for the quarter ended September 30, 2007 from 4.6% for the quarter ended June 30, 2007.

Our performance ratios continue to excel despite the many challenges facing our industry. We have continued placing efforts on our operating efficiency by managing net interest income, growing non-interest income, and controlling operating expenses, resulting in a 45.4% efficiency ratio for the quarter ended September 30, 2007. In addition, our key performance ratios, return on average assets (ROA) and return on average equity (ROE), continue to place us at the top of our peer group. Our ROA and ROE was 1.9% and 20.1%, respectively, for the quarter ended September 30, 2007.

We received national recognition from American Banker during the September 2007 quarter for our first quarter 2007 operating efficiency and our 5-year return on average equity at year end 2006. This recognition exemplifies the visibility of First South Bancorp among the banking, business and investment communities and places us at the top of our peer group in operating efficiency and return on equity.

During the quarter ended September 30, 2007, we declared our 42nd consecutive quarterly cash dividend of $0.19 per share, payable October 26, 2007 to stockholders of record as of October 10, 2007. This cash dividend payment represents a 44.2% payout ratio of this quarter’s basic earnings per share.

During the September 2007 quarter, we opened a new full service banking office located at 1707 Southeast Greenville Boulevard, Greenville, North Carolina in order to better serve our customers in the Greenville and Pitt County market area. During the September 2007 quarter, we also opened a new loan production office located at 904 A West Broad Street, Dunn, North Carolina to provide a variety of lending services to the Dunn and Harnett County market area. In addition, during the 2007 fourth quarter we will open a new full service banking office located in the Pamlico Square Shopping Center, at 11560 NC Highway 33, Grantsboro, North Carolina to provide full service banking to the Grantsboro market area. This is a statement of our total commitment to the people of North Carolina in the markets we serve, as First South Bank is dedicated to providing the best possible service to our future and existing customers.”

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a Leasing Company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and two loan production offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol
“FSBK”.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	September 30	December 31
	2007	2006 *
	(unaudited)
Assets

Cash and due from banks	$27,280,279	$24,608,819
Interest-bearing deposits in financial institutions	556,261	1,194,801
Investment securities - available for sale	48,473,778	56,454,127
Mortgage-backed securities - available for sale	36,801,585	35,066,627
Mortgage-backed securities - held for investment	1,392,490	1,662,540
Loans and leases receivable, net:
Held for sale	17,218,072	25,576,080
Held for investment	743,491,451	735,860,969
Premises and equipment, net	9,351,587	8,898,009
Other real estate owned	1,523,907	634,434
Federal Home Loan Bank of Atlanta stock, at cost which approximates market	2,244,501	1,933,300
Accrued interest receivable	5,536,483	5,398,477
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,145,520	1,266,530
Identifiable intangible assets	204,360	227,940
Prepaid expenses and other assets	8,482,280	7,546,676

Total assets	$907,921,130	$910,547,905

Liabilities and Stockholders' Equity

Deposits:
Demand	$262,183,474	$264,722,202
Savings	18,537,853	18,481,271
Large denomination certificates of deposit	192,308,646	181,078,901
Other time	304,598,286	335,906,107
Total deposits	777,628,259	800,188,481
Borrowed money	21,752,439	11,139,947
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	12,915,175	10,112,899
Total liabilities	822,605,873	831,751,327

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 issued; 9,902,577 and 9,788,133 shares outstanding, respectively	99,026	97,881
Additional paid-in capital	36,830,908	38,165,536
Retained earnings, substantially restricted	77,406,786	70,217,380
Treasury stock at cost	(28,633,099)	(29,104,894)
Accumulated other comprehensive loss, net	(388,364)	(579,325)
Total stockholders' equity	85,315,257	78,796,578

Total liabilities and stockholders' equity	$907,921,130	$910,547,905

*Derived from audited consolidated financial statements

1

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
	2007	2006		2007	2006
Interest income:
Interest and fees on loans	$16,366,868	$16,343,405		$48,531,272	$46,627,123
Interest and dividends on investments and deposits	1,272,019	1,184,504		3,955,236	3,275,549
Total interest income	17,638,887	17,527,909		52,486,508	49,902,672

Interest expense:
Interest on deposits	6,968,265	6,401,150		20,834,384	16,857,542
Interest on borrowings	114,683	343,224		335,071	800,877
Interest on junior subordinated notes	212,367	215,913		632,322	604,979
Total interest expense	7,295,315	6,960,287		21,801,777	18,263,398

Net interest income	10,343,572	10,567,622		30,684,731	31,639,274
Provision for credit losses	100,000	150,000		200,000	932,878
Net interest income after provision for credit losses	10,243,572	10,417,622		30,484,731	30,706,396

Non-interest income:
Fees and service charges	1,838,530	1,765,863		5,476,666	4,995,844
Loan servicing fees	161,418	166,898		488,117	501,323
Gain (loss) on sale of real estate, net	30,152	2,314		49,511	4,825
Gain on sale of mortgage loans	26,477	11,453		278,796	315,361
Other income	488,171	570,020		1,117,685	1,251,635
Total non-interest income	2,544,748	2,516,548		7,410,775	7,068,988

Non-interest expense:
Compensation and fringe benefits	3,552,536	3,440,189		10,198,611	10,097,401
Federal insurance premiums	22,993	24,109		71,440	71,221
Premises and equipment	497,051	449,374		1,435,801	1,331,508
Advertising	46,065	104,640		101,552	181,981
Payroll and other taxes	299,849	289,594		966,105	1,013,172
Data processing	623,359	599,612		1,869,419	1,765,477
Amortization of intangible assets	99,108	93,784		294,552	281,488
Other	675,159	756,655		1,889,021	1,933,077
Total non-interest expense	5,816,120	5,757,957		16,826,501	16,675,325

Income before income taxes	6,972,200	7,176,213		21,069,005	21,100,059

Income taxes	2,713,942	2,859,200		8,201,663	8,272,840

Net income	$4,258,258	$4,317,013		$12,867,342	$12,827,219

Per share data:
Basic earnings per share	$0.43	$0.44	*	$1.30	$1.32	*
Diluted earnings per share	$0.42	$0.43	*	$1.28	$1.29	*
Dividends per share	$0.19	$0.17	*	$0.57	$0.51	*
Weighted average shares-Basic	9,923,236	9,776,933	*	9,932,389	9,693,010	*
Weighted average shares-Diluted	10,030,595	10,070,678	*	10,050,553	9,981,253	*

(*) Adjusted for May 25, 2006 three-for-two stock split.

2

First South Bancorp, Inc.

	Supplemental Quarterly Financial Data (Unaudited)
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$907,921	$910,568	$911,020	$910,548	$916,914
Loans receivable (net)	760,710	745,392	739,608	761,437	762,020
Cash and investments	76,310	94,023	106,790	82,258	85,614
Mortgage-backed securities	38,194	38,826	35,246	36,729	37,719
Premises and equipment	9,352	9,405	9,173	8,898	8,665
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,146	1,232	1,283	1,267	1,349

Deposits	777,628	799,090	802,217	800,188	803,512
Borrowings	21,752	7,056	6,005	11,140	15,397
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	85,315	83,306	82,519	78,797	76,275

Consolidated earnings summary:
Interest income	$17,639	$17,525	$17,322	$17,849	$17,528
Interest expense	7,295	7,286	7,220	7,343	6,960
Net interest income	10,344	10,239	10,102	10,506	10,568
Provision for credit losses	100	100	0	0	150
Noninterest income	2,544	2,382	2,484	2,190	2,516
Noninterest expense	5,816	5,489	5,521	5,532	5,758
Income taxes	2,714	2,721	2,767	2,799	2,859
Net income	$4,258	$4,311	$4,298	$4,365	$4,317

Per Share Data: *
Earnings per share-Basic *	$0.43	$0.43	$0.43	$0.45	$0.44
Earnings per share-Diluted *	$0.42	$0.43	$0.43	$0.43	$0.43
Dividends per share *	$0.19	$0.19	$0.19	$0.17	$0.17
Book value per share*	$8.62	$8.38	$8.29	$8.05	$7.80

Average shares-Basic *	9,923,236	9,943,148	9,930,732	9,780,619	9,776,933
Average shares-Diluted*	10,030,595	10,055,509	10,069,085	10,060,369	10,070,678
*Adjusted for 3-for-2 stock split on May 25, 2006

Performance ratios:
Yield on earning assets	8.30%	8.24%	8.11%	8.32%	8.26%
Cost of funds	3.60%	3.60%	3.54%	3.57%	3.39%
Net interest spread	4.70%	4.64%	4.57%	4.75%	4.87%
Net interest margin on earning assets	4.87%	4.82%	4.73%	4.90%	4.98%
Earning assets to total assets	93.64%	94.06%	94.13%	94.20%	93.65%

Return on average assets	1.88%	1.91%	1.90%	1.92%	1.90%
Return on average equity	20.12%	20.72%	21.34%	22.42%	23.13%
Efficiency ratio	45.42%	43.43%	43.80%	43.51%	44.46%
Dividend payout ratio	44.19%	44.19%	44.19%	37.78%	38.64%

Asset quality data and ratios:
Nonperforming loans	$8,268	$2,012	$3,019	$2,740	$3,314
Other real estate owned	$1,524	$1,344	$1,060	$634	$1,006

Allowance for loan and lease losses	$9,267	$9,172	$9,120	$9,158	$9,174
Allowance for unfunded loan commitments	$726	$767	$765	$765	$891
Allowance for credit losses	$9,993	$9,939	$9,885	$9,923	$10,065

Allowance for loan and lease losses to loans	1.20%	1.21%	1.21%	1.19%	1.19%
Allowance for unfunded loan commitments to unfunded commitments	0.43%	0.47%	0.52%	0.52%	0.52%
Allowance for credit losses to loans	1.30%	1.31%	1.32%	1.29%	1.30%

Net charge-offs (recoveries)	$47	$45	$38	$143	$-15
Net charge-offs (recoveries) to loans	0.006%	0.006%	0.005%	0.019%	-0.002%
Nonperforming loans to assets	0.91%	0.22%	0.33%	0.30%	0.36%
Loans to deposits	97.82%	93.28%	92.20%	95.16%	94.84%
Loans to assets	83.79%	81.86%	81.18%	83.62%	83.11%
Loans serviced for others	$244,900	$252,363	$254,741	$245,633	$253,485